Exhibit 99.(l)(ii)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 29, 2019

Center Coast Brookfield MLP & Energy Infrastructure Fund

Brookfield Place, 250 Vesey Street

New York, New York 10281-1023

Re:	Center Coast Brookfield MLP & Energy Infrastructure Fund — Offering of Common Shares

Ladies and Gentlemen:

We have acted as special counsel to Center Coast Brookfield MLP & Energy Infrastructure Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 7,000,000 shares (the “Shares”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), pursuant to the Distribution Agreement, dated March 29, 2019 (the “Distribution Agreement”), between the Trust and Foreside Fund Services, LLC.

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the notification of registration on Form N-8A (File No. 811-22843) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on May 10, 2013;

(ii)                                  the registration statement on Form N-2 (File Nos. 333-229567 and 811-22843) of the Trust, filed with the Commission on February 7, 2019 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, and the Notice of

Effectiveness of the Commission posted on its website declaring such registration statement effective on March 29, 2019 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(iii)                               the prospectus and Statement of Additional Information of the Trust, each dated March 29, 2019, in the form filed with the Commission on March 29, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations;

(iv)                              the prospectus supplement of the Trust, dated March 29, 2019, relating to the offering of the Shares, in the form filed with the Commission on March 29, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations;

(v)                                 an executed copy of a certificate of Thomas D. Peeney, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)                              a copy of the Trust’s Certificate of Trust (the “Certificate of Trust”), certified by the Secretary of State of the State of Delaware as of  March 29, 2019 and certified pursuant to the Secretary’s Certificate;

(vii)                           a copy of the Trust’s Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 14, 2013, as amended by the Certificate of Amendment to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated as of February 2, 2018, and as supplemented by the Statement of Preferences of Series A Mandatory Redeemable Preferred Shares, dated September 22, 2016 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)                        a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix)                              copies of certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”), adopted on May 17, 2018 and February 28, 2019, certified pursuant to the Secretary’s Certificate;

(x)                                 copies of certain resolutions of the Offering Committee of the Board of Trustees, adopted on March 26, 2019, certified pursuant to the Secretary’s Certificate;

(xi)                              a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xii)                           an executed copy of the Distribution Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA (the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Shares are registered in the Trust’s share record books and issued and sold upon payment of the consideration therefor determined by the Board of Trustees, the Shares, when issued and sold in accordance with the provisions of the Distribution Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except for their obligation to repay any funds wrongfully distributed to them.

In rendering the foregoing opinions we have assumed that:

(a)                                 the Certificate of Trust, Declaration of Trust and the By-Laws constitute the only governing instruments, as defined in the DSTA, of the Trust; and

(b)                                 any Shares issued and sold pursuant to the Distribution Agreement are sold at a price that is not below either r(i) the par value per Common Share or (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

* * * * *

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement and “General Information — Counsel and Independent Registered Public Accounting Firm” in the statement of additional information forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH